                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, For Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                          WESTERN DIGITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[WESTERN DIGITAL LOGO]



Dear Shareholder:

        You are cordially invited to attend a Special Meeting of Shareholders at the Company's headquarters, 8105 Irvine Center Drive, Irvine, California, on March 11, 1997, at 10:00 a.m. Your Board of Directors and management look forward to welcoming you.

        The Special Meeting has been called for the purpose of voting on a proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock by 130,000,000 shares to an aggregate of 225,000,000 shares and to reduce the par value of the Company's Common Stock and Preferred Stock from $0.10 to $0.01 per share.

        Your Board of Directors unanimously recommends that you vote FOR this proposal.

        Whether or not you are able to attend the meeting, it is important that your shares be represented, no matter how many shares you own. We urge you to mark, sign, date and mail your proxy promptly in the envelope provided.

        On behalf of the Board of Directors, thank you for your continued support.


                                        /s/ CHARLES A. HAGGERTY
                                       --------------------------
                                            Charles A. Haggerty
                                            Chairman, President and
                                            Chief Executive Officer


February 5, 1997

                          WESTERN DIGITAL CORPORATION

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618

                                   ----------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 11, 1997

To the Shareholders of
WESTERN DIGITAL CORPORATION


        A Special Meeting of Shareholders of Western Digital Corporation, a Delaware corporation (the "Company"), will be held at the Company's principal executive offices, 8105 Irvine Center Drive, Irvine, California, on March 11, 1997 at 10:00 a.m. for the purpose of voting on a proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock by 130,000,000 shares to an aggregate of 225,000,000 shares and to reduce the par value of the Common Stock and Preferred Stock from $0.10 to $0.01 per share.


        The Board of Directors has fixed January 30, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.


                                        By Order of the Board of Directors


                                        Michael A. Cornelius
                                        Vice President and Secretary


Irvine, California
February 5, 1997

                          WESTERN DIGITAL CORPORATION

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618

                                   ----------

                                PROXY STATEMENT

                                   ----------

                        SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 11, 1997

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Western Digital Corporation, a Delaware corporation (the "Company"), for use at the Company's Special Meeting of Shareholders to be held on March 11, 1997, at 10:00 a.m. (the "Meeting") and at any and all adjournments and postponements of the Meeting. The Meeting will be held at the Company's principal executive offices at 8105 Irvine Center Drive, Irvine, California for the purpose of voting on the proposed amendment to the Company's Certificate of Incorporation described in this Proxy Statement and the accompanying Notice of Special Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy will be first mailed to shareholders on or about February 5, 1997.

        The cost of preparing, assembling and mailing the Notice of Special Meeting of Shareholders, Proxy Statement and forms of proxy and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, facsimile or other means of communication by certain of the directors, officers, and regular employees of the Company who will not receive any additional compensation for such solicitation. The Company will reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. In addition, the Company has engaged D. F. King & Co., Inc., New York, New York, to assist in soliciting proxies for a fee of approximately $7,500 plus reimbursement of reasonable out-of-pocket expenses.

                                     VOTING


        January 30, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On that date there were approximately 43,800,000 shares of the Company's Common Stock outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof. Shares abstaining will be counted as present at the Meeting for the purpose of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a majority of the shares of Common Stock outstanding is required to approve the proposed amendment to the Certificate of Incorporation. Abstentions and non-votes will have the same effect as votes against the proposed amendment.


        Each proxy will be voted according to the shareholder's directions specified in the proxy. Proxies granted without voting instructions will be voted FOR the proposed amendment to the Company's Certificate of Incorporation. Any shareholder has the power to revoke his/her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

          SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company, as of the dates indicated in the applicable footnotes, by (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock as of the dates specified, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group.


                                            Amount and
Name and Address of                          Nature of         Percent
Beneficial Owner                        Beneficial Ownership   of Class (1)
----------------                        --------------------   ------------
FMR Corp. (2)                                4,723,100           10.8
   82 Devonshire Street
   Boston, Massachusetts 02109

Nicholas Applegate Capital Management (3)    3,210,559            7.3
   600 West Broadway, Suite 2900
   San Diego, California 92101

State Street Boston Corporation (4)          2,780,700            6.3
   225 Franklin Street
   Boston, Massachusetts 02110

Kopp Investment Advisors (5)                 2,638,552            6.0
   6600 France Ave., So., Suite 672
   Edina, Minnesota 55435

Friess Associates of Delaware, Inc. (6)      2,330,000            5.3
   3908 Hennett Pike
   Greenville, Delaware 19807

Charles A. Haggerty (7)                        313,885             *
I. M. Booth (8)                                 25,454             *
Andre R. Horn (8)                               16,511             *
Irwin Federman (8)                              33,000             *
Anne O. Krueger (8)                             15,000             *
Thomas E. Pardun (8)                             9,688             *
James A. Abrahamson (8)                         15,000             *
Peter D. Behrendt (8)                           20,375             *
Kathryn A. Braun (8)                            49,691             *
Marc H. Nussbaum (8)                            26,338             *
David W. Schafer (8)                            25,386             *
Michael A. Cornelius (7)                        31,987             *
All Directors and Executive Officers           619,479            1.4
  as a group (15 persons) (9)


 *   Less than 1%


(1) Applicable percentage of ownership is based on approximately 43,800,000 shares of Common Stock outstanding as of January 24, 1997, together with applicable stock options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after January 24, 1997, are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(2) Reflects ownership as of October 31, 1996, based upon information reported by FMR Corp. on Schedule 13G. FMR Corp. has sole voting power with respect to 828,900 shares and sole dispositive power with respect to 4,723,100 shares.

(3) Reflects ownership as of September 12, 1996, based upon information provided by Nicholas Applegate Capital Management. Nicholas Applegate Capital Management has sole dispositive power and sole voting power with respect to 1,843,015 shares.

(4) Reflects ownership as of August 29, 1996, based upon information provided by State Street Global Advisors. State Street Boston Corporation has sole dispositive power with respect to 2,780,700 shares and sole voting power with respect to 2,105,600 shares.

(5) Reflects ownership as of June 30, 1996, based upon information reported by Kopp Investment Advisors on Schedule 13F. Kopp Investment Advisors has sole dispositive power and sole voting power with respect to 40,000 shares.

(6) Reflects ownership as of September 5, 1996, based upon information provided by Friess Associates. Friess Associates has sole dispositive power and sole voting power with respect to 2,330,000 shares.


(7) Includes 125,812 and 23,865 shares of Common Stock which may be acquired by Messrs. Haggerty and Cornelius, respectively, within 60 days after January 24, 1997, through the exercise of stock options and 5,403 and 1,897 shares allocated to their respective accounts under the Company's Retirement Savings and Profit Sharing Plan as of December 31, 1996, the latest date for which information is reasonably available.

(8) Includes shares of Common Stock which may be acquired within 60 days after January 24, 1997, through the exercise of stock options as follows: Mr. Booth (zero), Mr. Horn (1,313), Mr. Federman (3,000), Dr. Krueger (10,000), Mr. Pardun (4,688), Mr. Abrahamson (12,000), Mr. Behrendt (19,000), Ms. Braun (30,704), Mr. Nussbaum (21,652), and Mr. Schafer (20,105).

(9) Includes 304,510 shares of Common Stock which may be acquired within 60 days after January 24, 1997, through the exercise of stock options and 7,717 shares allocated to the respective accounts of such individuals under the Company's Retirement Savings and Profit Sharing Plan as of December 31, 1996, the latest date for which information is reasonably available.

                        APPROVAL OF THE AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

GENERAL

        The Company's Certificate of Incorporation, as currently in effect, provides that the Company is authorized to issue two classes of stock, consisting of 95,000,000 shares designated as Common Stock, $0.10 par value per share, and 5,000,000 shares designated as Preferred Stock, $0.10 par value per share.


        On November 14, 1996, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock by 130,000,000 shares to an aggregate of 225,000,000 shares and to reduce the par value of the Company's Common Stock and Preferred Stock from $0.10 to $0.01 per share. Accordingly, if the amendment is approved the aggregate number of authorized shares of capital stock (including both Common and Preferred) would increase from 100,000,000 to 230,000,000. The proposed amendment does not affect any terms or rights of the Company's Common Stock. As proposed to be amended,
Article IV  of the Certificate of Incorporation would read as follows:


                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

                The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock;" the total number of shares which the corporation shall have authority to issue is 230 Million (230,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be 225 Million (225,000,000) and each such share shall have a par value of one cent ($0.01).

                The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).
        In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

PURPOSE AND EFFECT OF THE AMENDMENT


        Of the 95,000,000 shares of Common Stock currently authorized by the Company's Certificate of Incorporation, approximately 43,800,000 shares were issued and outstanding as of January 30, 1997, and an aggregate of approximately 13,000,000 were reserved under the Company's Employee Stock Option Plan, Stock Option Plan for Non-Employee Directors, Employee Stock Purchase Plan, and Non-Employee Directors Stock-for-Fees Plan. Accordingly, the Company has available for other uses only approximately 38,200,000 shares of Common Stock.


        It is the consensus of the Company's Board of Directors that the authorized Common Stock remaining available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock as described above. The availability of such additional authorized shares will enable the Company to issue Common Stock for proper corporate purposes that may be identified by the Board of Directors from time to time, including stock dividends, raising additional capital, establishing strategic business relationships, and issuing shares under management incentive or employee benefit plans to attract and retain key personnel.

        The proposed reduction in the par value per share of the Company's Common Stock will result in a reduction of the Common Stock account shown on the Company's balance sheet from its current level of $5,066,000 to $506,600, and a commensurate increase in the additional paid-in capital shown on the Company's balance sheet from its current level of $345,079,000 to $349,638,400, reflecting the transfer to additional paid-in capital of the amount by which the Common Stock account is reduced. There will be no net change in the total shareholders' equity reflected on the Company's balance sheet. The reduction in the par value per share is proposed to reduce the amount required to be carried by the Company as capital, thereby potentially increasing the Company's surplus available for various types of distributions and other corporate uses, and also to reduce certain tax obligations that may be calculated on the basis of the aggregate par value of the Company's authorized capital stock. The reduction in par value is not expected to have any material effect upon shareholders.

        If the proposed amendment is approved by shareholders, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State promptly after the Meeting, whereupon the increase in the Company's authorized Common Stock and reduction in par value will become effective.

        The Board of Directors has not authorized the issuance of any additional shares of Common Stock, but has discussed the possibility of effecting a stock split through the issuance of a stock dividend on the outstanding Common Stock. Any decision by the Board of Directors to approve a stock dividend would be based upon market and other factors deemed relevant by the Board of Directors, and there can be no assurance that any stock dividend will be authorized. However, the Board's concern that the current number of authorized but unissued shares of Common Stock would be insufficient to enable the Company to effect an appropriate stock dividend was an important factor in the Board's decision to propose increasing the authorized shares.

        If the proposed amendment is approved by shareholders, the authorized Common Stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable. The Board anticipates authorizing the issuance of additional shares from time to time upon terms the Board deems to be in the best interests of the Company, and does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or stock exchange rules.

        The increase in authorized Common Stock will not have any immediate effect on the rights of the existing shareholders. Issuances of additional authorized Common Stock in a stock dividend or distribution would reduce the value of outstanding shares proportionately, and issuances of authorized Common Stock in capital raising or other business transactions, or through management compensation and incentive programs, would dilute existing shareholders' interests in the Company. The Company's shareholders have no preemptive rights with respect to the issuance of additional Common Stock. The Company intends to apply to the New York Stock Exchange for the listing of any additional shares of Common Stock if and when such shares are to be issued.

        The Company last changed its authorized capital stock in 1988, when the authorized shares of Common Stock and Preferred Stock were increased from 40,000,000 and 1,000,000, respectively, to 95,000,000 and 5,000,000, respectively.

POTENTIAL ANTI-TAKEOVER EFFECT

        Although the proposed amendment to the Company's Certificate of Incorporation is not motivated by takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board to issue shares defensively in response to a takeover attempt. Such issuances could dilute the ownership and voting rights of a person seeking to obtain control of the

Company, dilute the value of outstanding shares, and increase the ownership of shareholders opposed to a takeover. Thus, increasing the authorized Common Stock could render more difficult and less likely a merger, tender offer or proxy contest, assumption of control by a holder of a larger block of the Company's stock, and the removal of incumbent management. Issuance of additional shares unrelated to any takeover attempt could also have these effects. The Company has previously adopted certain other measures that may have the effect of discouraging or delaying unsolicited takeover attempts and making removal of incumbent management more difficult, including the Board's authority to designate and issue series of Preferred Stock with rights superior to Common Stock, a shareholder rights plan, an advance notice bylaw, and provisions for acceleration of certain stock options in connection with a change in control. Management has no current intent to propose anti-takeover measures in future proxy solicitations.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the shares of Common Stock outstanding is required to approve the proposed amendment to the Company's Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                             SHAREHOLDER PROPOSALS

        Any shareholder intending to present a proposal at the Company's 1997 Annual Meeting of Shareholders must deliver the proposal to the Secretary of the Company at the Company's principal executive officers no later than June 2, 1997, in order to have the proposal considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

        The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the authority to vote all proxies received with respect to such matters in their discretion.


Irvine, California
February 5, 1997


SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICE ON, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                     WESTERN DIGITAL CORPORATION


                            8105 IRVINE CENTER DRIVE


                                IRVINE, CA 92618



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



    The undersigned hereby appoints Charles A. Haggerty and Michael A. Cornelius, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Western Digital Corporation held of record by the undersigned on January 30, 1997, at a Special Meeting of Shareholders to be held on March 11, 1997, and at any postponements or adjournments thereof. The proposals referred to below are described in the Proxy Statement for the Special Meeting of Shareholders dated February 5, 1997.



    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:



1. APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 95,000,000 SHARES TO 225,000,000 SHARES AND TO REDUCE THE PAR VALUE OF THE COMMON STOCK AND PREFERRED STOCK FROM $0.10 TO $0.01 PER SHARE, AS DESCRIBED IN THE PROXY STATEMENT FOR THE SPECIAL MEETING.



      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN



2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                    (IMPORTANT -- PLEASE SIGN ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)



   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.



                                                 Dated:                   , 1997
                                                       -------------------


                                                 -------------------------------

                                                           (Signature)


                                                 -------------------------------

                                                           (Signature)



                                                 Please sign your name exactly
                                                 as it appears hereon. When
                                                 shares are held by joint
                                                 tenants, both should sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in full partnership
                                                 name by authorized person.



                                                 PLEASE MARK, SIGN, DATE AND
                                                 RETURN THIS PROXY CARD PROMPTLY
                                                 USING THE ENCLOSED ENVELOPE.

TO:  T. ROWE PRICE TRUST COMPANY


     TRUSTEE OF THE WESTERN DIGITAL CORPORATION RETIREMENT SAVINGS AND PROFIT SHARING PLAN



    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.



    With respect to shares of Common Stock of Western Digital Corporation included in the Retirement Savings and Profit Sharing Plan, you are hereby instructed to vote in accordance with the following all shares allocated to my account in the plan:



1. APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 95,000,000 SHARES TO 225,000,000 SHARES AND TO REDUCE THE PAR VALUE OF THE COMMON STOCK AND PREFERRED STOCK FROM $0.10 TO $0.01 PER SHARE, AS DESCRIBED IN THE PROXY STATEMENT FOR THE SPECIAL MEETING.


      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN


2. In their discretion, Charles A. Haggerty and Michael A. Cornelius are authorized to vote upon such other business as may properly come before the meeting.



                    (IMPORTANT -- PLEASE SIGN ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)



TO PARTICIPANTS IN THE WESTERN DIGITAL CORPORATION RETIREMENT SAVINGS AND PROFIT SHARING PLAN



   As a participant in the Retirement Savings and Profit Sharing Plan, with respect to shares of Western Digital Corporation Common Stock included in the plan at January 30, 1997, you have the right to instruct T. Rowe Price Trust Company, the Trustee, how to vote shares allocated to your accounts in the plan. For your information, a copy of the Proxy Statement for the Special Meeting of Shareholders to be held on March 11, 1997, is forwarded herewith.



                                                 MY SHARES SHALL BE VOTED IN THE
                                                 MANNER DIRECTED ABOVE. IF THIS
                                                 FORM IS PROPERLY EXECUTED BUT
                                                 NO DIRECTION IS MADE ABOVE, THE
                                                 SHARES SHALL BE VOTED FOR
                                                 PROPOSAL 1.



                                                 Dated:                   , 1997
                                                       -------------------


                                                 -------------------------------

                                                           (Signature)



                                                 PLEASE MARK, SIGN, DATE AND
                                                 RETURN THIS INSTRUCTION CARD
                                                 PROMPTLY USING THE ENCLOSED
                                                 ENVELOPE.

[WESTERN DIGITAL LETTERHEAD]



February 5, 1997



TO:  Participants in the Western Digital Corporation
     Retirement Savings and Profit Sharing Plan

As a participant in the Western Digital Corporation Retirement Savings and Profit Sharing Plan, you have the right to vote the shares of Western Digital common stock allocated to your account.

To allow you to do this, we are enclosing a voting instruction card, which when completed will give instructions to the trustee of the plan, T. Rowe Price Trust Company, on how you wish your shares to be voted. Also enclosed is a Proxy Statement which explains the proposal being presented for shareholder approval at the Special Meeting of Shareholders to be held on March 11, 1997.

       The Company is asking for your approval of the proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock by 130,000,000 shares to an aggregate of 225,000,000 shares and to reduce the par value of the Company's Common Stock and Preferred Stock from $0.10 to $0.01 per share.

Your Board of Directors unanimously recommends that you vote FOR this proposal.

As a stock owner in Western Digital, ONLY YOU (through the trustee) CAN VOTE YOUR SHARES. No one else has that right. If you do not provide the trustee with voting instructions, your shares will not be voted. Therefore, it is important that your shares, no matter how large or small the amount, be represented at the Special Meeting of Shareholders.

Please take the time to complete the enclosed card and return it in the enclosed, pre-addressed envelope as soon as possible.

Thank you for your cooperation.

/s/ Michael A. Cornelius

Michael A. Cornelius

[WESTERN DIGITAL LETTERHEAD]



February 3, 1997





RE:  Proposal to Increase Number of Authorized Common Shares

Dear                   :

As you know, we have scheduled a special meeting of our shareholders for March 11, 1997 to seek shareholder approval of an amendment to our charter which would increase the authorized number of common shares from 95 million to 225 million. (The proposed amendment also calls for a reduction in the par value of our capital stock from $0.10 per share to $0.01 per share.)

A copy of our proxy statement is enclosed for your reference. As reflected in the proxy statement, one of the most important considerations for our Board in reaching the decision to seek shareholder approval of the proposed charter amendment was the fact that the current authorized share level would be insufficient to allow the Board to implement a stock split in the form of a share dividend -- if the Board were to determine that such a split was in the Company's best interest.

As you know, the customary method used by Delaware corporations to accomplish a split is by means of a share dividend, and the new shares that are distributed in such a split are taken from the authorized but unissued shares available under the corporate charter.

No decision has been made at this time by our Board regarding any stock split. The Board is aware, however, of the trading ranges of the companies in the personal computer and storage industries, including our competitors, suppliers, and OEM customers. Although Western Digital has never previously split its stock, it is the practice of the companies that participate in our industry to split their stock when it is trading above the range that is typical for our industry. A summary of selected companies that participate in our industry and their recent split history is enclosed for your reference. Also enclosed is a chart showing the 52-week trading range of Western Digital.

In light of the very significant rise in the market price of our common stock in the past year, we believe that the increase in authorized common shares contemplated by our proposed charter amendment is appropriate and in the Company's best interest.

We are seeking and would greatly appreciate your support of the proposal to increase the number of authorized shares and to reduce par value. If you have any comments or questions, please feel free to call me at (212) 867-4490.

Thank you for your attention to this matter.

Sincerely,

/s/ Robert J. Blair

Robert J. Blair
Vice President
Corporate Communications
Investor Relations


Enclosures

                              STOCK SPLIT HISTORY
                              -------------------

                               SELECTED COMPANIES
                               ------------------


                                                     52 WEEKS                    PRICE                       PRICE CHANGE
                                              ------------------------   -----------------------    -----------------------------
                                                                         3MTH.    6MTH.    1YEAR    3MTH        6MTH.      1 YEAR
                                              HIGH       LOW     PRICE   AFT.     AFT.     AFT.     AFT.        AFT.       AFT.
                           SPLIT     SPLIT    SPLIT     SPLIT    SPLIT   SPLIT    SPLIT    SPLIT    SPLIT       SPLIT      SPLIT
COMPANY NAME               DATE      FACTOR   DATE      DATE     DATE    DATE     DATE     DATE     DATE        DATE       DATE
---------------------------------------------------------------------------------------------------------------------------------
ADAPTEC, INC.             11/18/96  2 FOR 1   35.38    17.94    35.00   45.75     45.75    45.75    30.7%       30.7%     30.7%
CIRRUS LOGIC INC.         07/18/95  2 FOR 1   36.13    10.63    35.13   45.00     18.25    15.38    28.1%      (48.0%)   (56.2%)
DELL COMPUTER CORP.       10/30/95  2 FOR 1   23.81     9.34    22.88   13.81     22.94    39.47   (39.6%)       0.3%     72.5%
DELL COMPUTER CORP.       12/09/96  2 FOR 1   60.50    11.73    60.50   66.75     66.75    66.75    10.3%       10.3%     10.3%
HEWLETT-PACKARD CO.       04/17/95  2 FOR 1   31.50    18.00    31.50   41.25     45.13    49.19    31.0%       43.3%     56.2%
HEWLETT-PACKARD CO.       07/16/96  2 FOR 1   56.88    36.25    41.63   47.25     54.38    53.75    13.5%       30.6%     29.1%
IOMEGA CORP.              02/01/96  3 FOR 1    8.89     0.87     7.69   29.76     17.25    19.13   287.1%      124.4%    148.8%
IOMEGA CORP.              05/21/96  2 FOR 1   43.38     2.31    43.38   13.06     21.50    19.13   (69.9%)     (50.4%)   (55.9%)
SEAGATE TECHNOLOGY        11/27/97  2 FOR 1   39.38    19.44    39.38   48.88     48.88    48.88    24.1%       24.1%     24.1%
SUN MICROSYSTEMS INC.     12/12/95  2 FOR 1   24.94     7.63    24.19   23.50     30.25    30.38    (2.8%)      25.1%     25.6%
SUN MICROSYSTEMS INC.     12/11/96  2 FOR 1   35.00    18.69    30.50   32.75     32.75    32.75     7.4%        7.4%      7.4%

                                                                    Attachment 2




                          WESTERN DIGITAL CORPORATION

                                 STOCK HISTORY
                                 -------------
                                   (52 Weeks)


[STOCK PERFORMANCE LINE GRAPH HERE. Depicts: (1) Western Digital Corporation stock performance for the 52-week period from February 1996 through January 1997 (rising from approximately 20 points at around February 1996 to approximately 70 points at around January 1997) and (2) the relative performance of the S&P 500 for the same period (rising from approximately 20 points at around February 1996 to approximately 23 points at around January
1997)].

[DAILY VOLUME BAR GRAPH HERE. Depicts the daily volume of Western Digital Corporation stock for the 52-week period from February 1996 through January 1997.]